Exhibit 10.1

Agreement for Purchase and Sale

Between:	Republic Business Credit, LLC A Louisiana limited liability company 201 St. Charles Avenue, Suite 2210 New Orleans, LA 70170	“Purchaser”

And:	The Entities Set Forth on Schedule 1 Attached Hereto
	Date: October 28, 2019	“Date”

RECITALS

Whereas, Purchaser desires to acquire all the Accounts of Seller and provide other financial accommodations to Seller; and
Whereas, Seller desires to sell all the Accounts of Seller to Purchaser and utilize Purchaser’s accounts receivable management services, including enhanced credit protection, collection services, real time detailed online accounts status and other professional accounts receivable management services and receive other financial accommodations from Purchaser.

AGREEMENT

Now, therefore, in consideration of the mutual covenants set forth in this Purchase Agreement and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:
1.          Purchase Terms and Conditions.  Seller acknowledges and agrees it received and accepted the Purchase Provisions, which are attached hereto as Schedule 2 and incorporated herein by this reference.  This Agreement for Purchase and Sale together with the Purchase Provisions shall be construed and interpreted as a single integrated and complete agreement between the Parties and collectively referred to herein as the “Purchase Agreement.”
2.          Definitions.  All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in Annex A, attached hereto and incorporated herein by this reference.  The following terms shall have the meaning ascribed to such term as set forth below:
2.1	“Purchase Fees” shall mean, collectively, the following fees:
a.          “Discount Fee” which shall be waived.
b.          “Service Fee” which shall mean a monthly service fee calculated as the product of THIRTY SEVEN HUNDREDTHS OF ONE PERCENT (0.37%) multiplied by the average Net Funds Employed.
c.          “Funding Fee” which shall mean a fee of FIVE TENTHS OF ONE PERCENT (0.50%) above the Prime Rate for each Account for which Seller has received an Advance, which Funding Fee shall be calculated on Net Funds Employed and shall in no event be less than five and five tenths of one percent (5.50%).
2.2          “Advance Rate” shall mean an amount up to NINETY PERCENT (90.00%) of the Aggregate Net Face Value of Accounts identified in each Assignment Schedule delivered to Purchaser.
2.3          “Facility Fee” shall mean a fee equal to FIVE TENTHS OF ONE PERCENT (0.50%) of the Facility Limit, which Facility Fee is due and payable to Purchaser (i) upon the execution of this Purchase Agreement; (ii) upon any incremental increase to the Facility Limit (calculated as FIVE TENTHS OF ONE PERCENT (0.50%) of the incremental amount of such increase); and (iii) upon the commencement of each renewal Term hereunder.  In the event Purchaser does not receive the Facility Fee prior to the first Advance made by Purchaser, Purchaser shall deduct such Facility Fee from such first Advance.
2.4          “Facility Limit” shall mean SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00), which represents the maximum outstanding Net Funds Employed under this Agreement.
2.5          “Minimum Purchase Fee” shall mean TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) per calendar quarter.  The Minimum Purchase Fee will only be charged to the extent that that the $10,000 of fees have not otherwise been paid in that quarter.
2.6          “Term” shall mean the initial TWO (2) YEAR anniversary from the Effective Date of the Purchase Agreement and any renewal hereunder.
2.7          “PO Service Fee” shall mean a monthly service fee calculated as Five Tenths of One Percent (0.50%) of the outstanding Net Funds Employed under the Purchase Order Facility.
2.8          “PO Facility Limit” shall mean One Hundred Thousand and 00/100 Dollars ($100,000.00), which PO Facility Limit is a sub-limit to the Facility Limit defined herein.

RBC2010v1		Purchaser Initials _____
Agreement for Purchase and Sale	Page 1 of 3	Seller Initials _____

AGREEMENT FOR PURCHASE AND SALE

3.           Facility Requirements. The following shall be additional terms and conditions to this facility:
3.1          Financial Reporting Requirements.  (i)  Seller shall be required to submit the following to Purchaser on a calendar quarterly basis, which documentation shall be submitted by the thirtieth (30th) calendar day of the month following the end of each calendar quarter: (a) Accounts Receivable Aging; (b) Accounts Payable Aging; (c) Income Statement; (d) Balance Sheet; and (e) Form 941 Filings.
3.2          Collateral Performance Warranties.  Seller shall be required to maintain the following collateral performance warranties:  (i) the Accounts will not exceed an average of ninety (90) days outstanding; (ii) accounts payable will not exceed an average of sixty (60) days outstanding; and (iii) the dilution on Accounts will not exceed three percent (3.00%).
3.3          Conditions Precedent to Funding.  In addition to the other terms and conditions set forth in this Purchase Agreement, prior to the initial Advance, Purchaser shall have received (i) proof of satisfaction of all existing liens against Seller’s assets, including but not limited to Accounts and Inventory, or (ii) such existing liens shall be (a) subordinated to Purchaser; or (b) paid in full from the proceeds of the first Advance that would otherwise be available to Seller under this Purchase Agreement,  all of which shall be acceptable  in the sole discretion of Purchaser and any of which may be waived by Purchaser, in whole or in part.
4.          Conflicting Provisions.  Notwithstanding any other provision set forth in this Purchase Agreement, each of Purchaser and Seller agree that the foregoing §3 shall control in the event of a conflict with any other provision of this Purchase Agreement.  A default of any of the facility requirements in §3 shall be considered an Event of Default hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]
RBC2010v1		Purchaser Initials _____
Agreement for Purchase and Sale	Page 2 of 3	Seller Initials _____

AGREEMENT FOR PURCHASE AND SALE

EXECUTION
In Witness Whereof, the Parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized officers as of the Date.

Republic Business Credit, LLC, a Louisiana limited liability company			RiceBran Technologies, a California corporation

By:		/s/ Melissa Baines	By:	/s/ Todd Mitchell
	Name:	Melissa Baines		Name: Todd Mitchell
	Its:	Risk Manager		Its: CFO

NOTARY
STATE OF _____________________        )
                                                                     )  SS:
COUNTY OF ____________________     )

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing Agreement for Purchase and Sale was acknowledged before me by __________________________________, as an authorized principal of RiceBran Technologies, freely and voluntarily, and is personally known  to me or has produced _________________________ as identification.

WITNESS my hand and official seal in the County and State last aforesaid this ____ day of October, 2019.

Notary Public

Typed, printed or stamped name of Notary Public
          My Commission Expires:

Golden Ridge Rice Mill, Inc.			MGI Grain Incorporated

By:		/s/ Todd Mitchell	By:	/s/ Todd Mitchell
	Name:	Todd Mitchell		Name: Todd Mitchell
	Its:	CFO		Its: CFO

NOTARY
STATE OF _____________________        )
                                                                     )  SS:
COUNTY OF ____________________     )

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing Agreement for Purchase and Sale was acknowledged before me by __________________________________, as an authorized principal of Golden Ridge Rice Mill, Inc., freely and voluntarily, and is personally known  to me or has produced _________________________ as identification; and __________________________________, as an authorized principal of MGI Grain Incorporated, freely and voluntarily, and is personally known  to me or has produced _________________________ as identification.

WITNESS my hand and official seal in the County and State last aforesaid this ____ day of October 2019.

Notary Public

Typed, printed or stamped name of Notary Public
          My Commission Expires:

RBC2010v1		Purchaser Initials _____
Agreement for Purchase and Sale	Page 3 of 3	Seller Initials _____

SCHEDULE 1

THE “SELLER” IS SET FORTH AS FOLLOWS:

RICEBRAN TECHNOLOGIES, A CALIFORNIA CORPORATION (“Ricebran”)

GOLDEN RIDGE RICE MILL, INC., A DELAWARE CORPORATION (“Golden Ridge”)

MGI GRAIN INCORPORATED, A DELAWARE CORPORATION (“MGI Grain”)

RBC2010v1		Purchaser Initials ___
Agreement for Purchase and Sale	Page 1 of 1	Seller Initials ___

Schedule 2
Purchase Provisions
These Purchase Provisions (hereafter “Purchase Provisions”) shall be incorporated into and made a part of that certain Agreement for Purchase and Sale and shall be deemed one final integrated agreement.   All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in Annex A.
1.          Account Purchase and Sale.
1.1          Exclusive Right to Purchase.
1.1.1          Factoring Facility.  Purchaser shall have the option to purchase from and Seller shall assign and offer for sale exclusively to Purchaser as absolute owner, all of Seller’s right, title and interest in and to:  (a) all Seller’s now existing and hereafter created Accounts together with all corresponding rights with respect thereto and proceeds thereof; (b) the Goods and/or services sold giving rise to each such Account; (c) all Goods returned by any customer in connection with the Accounts; (d) all remedies available to Seller including rights of stoppage in transit, replevin, repossession and reclamation; (e) all deposits or other security relating to the Accounts; (f) all rights under any insurance policy covering any Goods giving rise to the Accounts; and (g) all payments or other proceeds of the foregoing in any form (the “Factoring Facility”).
1.1.2          Purchase Order Facility. Purchaser agrees that from time to time, but in no event in excess of four (4) times in each one (1) year period from the Effective Date, Seller shall have the option to submit to Purchaser certain Purchase Orders issued from Account Debtors to Seller for work that has yet to be fully performed and/or Goods to be sold by Seller to such Account Debtor and Purchaser, in its sole discretion, may make Advances to Seller against such Purchase Orders (the “Purchase Order Facility”).  At the request of Seller, Purchaser may, in its sole discretion, Advance up to Fifty Percent (50.0%) on each Purchase Order submitted to Purchaser; provided, however, in no event shall the Advances against Purchase Orders exceed the lesser of (i) the PO Facility Limit; or (ii) twenty-five percent (25.00%) of the Net Funds Employed under the Factoring Facility.  Seller shall pay a PO Service Fee, which shall be in addition to the Service Fee, Funding Fee and all other fees set forth herein.  Advances made against Purchase Orders shall be paid upon the earlier of (i) the first Advance being made against the Eligible Account resulting from Seller’s satisfaction of its obligations under such Purchase Order; (ii) collected payment of the Account resulting from Seller’s satisfaction of its obligations under such Purchase Order; or (iii) upon the thirtieth (30th) day from the Advance being made against such Purchase Order.
1.2          Assignment Schedule.  All Accounts shall be submitted to Purchaser and shall be listed on an executed Assignment Schedule in a form reasonably satisfactory to Purchaser and shall be delivered to Purchaser with: (a) identical duplicates of each invoice evidencing the terms of each Account, the originals having been mailed by Seller to Seller’s customers at Seller expense or at Purchaser’s election originals shall be delivered to Purchaser for forwarding to Seller’s customers; (b) all original shipping or delivery receipts, including, but not limited to, Bills of Lading; and (c) such other documents and proof of delivery of merchandise or rendition of services as Purchaser may reasonably require (hereinafter the documents in foregoing a - c shall collectively be referred to as “Supporting Documentation”).
1.3          Account Debtors.
1.3.1          Upon execution of this Purchase Agreement, Purchaser shall have the right to notify all present and future Account Debtors that payment shall be made directly to Purchaser (the “Notification”).
1.3.2          The Notification shall include the Payment Notation on Seller’s invoices, which informs the account debtor that the Account has been sold and assigned and that payment is due exclusively to Purchaser, such Payment Notation to be at the reasonable discretion of Purchaser.  Seller shall be obligated for the Missing Payment Notation Fee on any Account in which the invoices issued by Seller to an Account Debtor do not contain the Payment Notation.  During the Term and until all Obligations are paid in full, Seller shall not change or provide contrary remittance or payment information to any Account Debtor.  Notification may be made to any Account Debtor whether or not Purchaser makes an Advance against such Accounts, provided, however, that as to any Account proceeds that do not represent any Account for which Seller has received an Advance, and so long as no Event of Default has occurred, such proceeds of Accounts shall be Available Funds for and on account of Seller, subject to the right of Purchaser to maintain a Reserve.
1.3.3          Purchaser shall have the right to verify directly with the Account Debtor that each Account submitted by Seller on an Assignment Schedule is an Eligible Account.
1.4          Lockbox.  The invoices related to all Accounts shall set forth the Lockbox Address as the sole address for payment whether or not such Accounts have been purchased.  The Lockbox Account shall be under Purchaser’s sole control using the Lockbox Address.  Seller agrees that it will deposit or cause to be deposited promptly all cash, checks, drafts or other similar item of payment relating to the collateral or otherwise constituting payments made in respect of any and all Collateral into the Lock Box.
1.5          True Sale.  It is the intention of Seller and Purchaser that the sales of the Accounts constitute true and actual sales of the Accounts from Seller to Purchaser.  If, despite such mutual intention, a court determines that such sales of the Accounts instead constitute financing transactions, or if for any other reason ownership of the Accounts is not vested in Purchaser, Seller, as a protective measure against such characterization of the sale of the Accounts, hereby grants Secured Party a security interest in the Accounts and other Collateral as set forth in §6 herein.

RBC2010v1	Page 1 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

2.          Advances.  Upon Seller’s submission of an Assignment Schedule, Purchaser shall be deemed to have purchased the Accounts set forth therein unless Purchaser provides written notice of its intent not to purchase such Accounts within five (5) days of deeming such an Account will not be purchased, which notice may be given via electronic mail to Seller.  Upon Purchaser’s purchase of the Accounts, Purchaser shall have the option to pay to Seller an Advance for all Eligible Accounts based on the Advance Rate for said Accounts or any portion thereof.  Thereafter, Available Funds will be distributed to Seller upon request, subject to Purchaser’s right to maintain a Reserve.  Unless otherwise provided in writing and signed by Purchaser, the maximum total aggregate amount that Purchaser will Advance to Seller at any given time shall not exceed the Facility Limit, provided, however, that Seller shall not be excused from any obligation hereunder if Purchaser makes any Advance in excess of the Facility Limit.
3.          Account Purchase Fees.   Seller shall pay and Purchaser shall be entitled to receive the Purchase Fees, which Purchase Fees shall be due at the time of purchase of the Accounts.   Seller agrees:  (a) it shall not grant any extension of the Maximum Sale Terms to any Account Debtor without Purchaser’s prior written approval, and if Seller so grants any such extension, Purchaser reserves the right to assess a Sales Term Fee; and (b) it has advised Purchaser it shall be obligated to Purchaser for the Minimum Purchase Fee and acknowledges the Purchase Fees have been determined based upon such Minimum Purchase Fee.  In the event of a Minimum Purchase Fee Shortfall, Seller shall pay to Purchaser an Account Management Fee.  The Account Management Fee shall be in addition to any other fees, expenses or Obligations that Seller owes to Purchaser and shall at all times either be chargeable to Seller’s Available Funds, or at Purchaser’s option, payable to Purchaser by Seller upon demand.   In the event of a termination of the Purchase Agreement prior to the expiration of a Term, Seller shall nevertheless remain obligated to pay the Account Management Fee calculated in accordance with this provision; and (c) Seller shall pay all Operational Fees.
4.          Reserve.  All Advances and distribution of Available Funds shall be subject to Purchaser’s right to maintain a Reserve.  The term “Reserve” shall be designated by a ledger entry and all cash received from proceeds of Accounts and other Collateral pursuant to the Reserve shall serve as security in the event that Purchaser i) fails to receive or anticipates failure to receive full payment for each Account for any reason; or ii) has Obligations due and owing.  Purchaser may, in its sole discretion, increase or decrease such Reserve as Purchaser may deem reasonably necessary to protect Purchaser’s interests.   Purchaser may hold any payment instrument received until Purchaser can confirm the availability of good and clear funds for such payment instrument.
5.          Representations and Warranties.   The Seller makes the following warranties, representations and covenants to Purchaser upon the execution hereof, each of which shall be deemed to have been made upon the submission to Purchaser of an Assignment Schedule:
5.1          Seller.  Seller (a) is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable, except where the failure to be so qualified would not have a material adverse effect on Seller; (b) has its principal place of business as set forth at the Premises, maintains all of its books and records relating to its Accounts at the Premises and has not and will not change its mailing address, principal place of business, or office in which Seller’s records are kept without first giving Purchaser written notice thereof; (c) has no Parent, Affiliate and/or Subsidiary that is not disclosed in writing to Purchaser; (d) is not and has at no time been affiliated with and does not own, control, or exercise dominion, in any way whatsoever, over any Account Debtor; (e) is Solvent; and (f) has instructed any Parent, Subsidiary or Affiliate entity that it may not sell or grant a security interest in any of their Accounts to any entity other than Purchaser without first giving written notice to Purchaser and obtaining the written consent of Purchaser.
5.2          Accounts.  In connection with the Accounts (a) Seller has offered for sale all Accounts created since the last Assignment Schedule; (b) Seller is the sole and absolute owner of each Account offered for sale, each Account offered for sale is sold free and clear of any liens, security interests or encumbrances and all Supporting Documentation for each Account has been duly issued prior to Seller’s delivery of each Assignment Schedule; (c) Seller has the full legal right to sell, assign and transfer each Account and such sale, assignment and transfer thereof does not contravene or conflict with the terms of any other material agreement, commitment or instrument to which Seller is a party; and upon Seller’s delivery of each Assignment Schedule, there will vest in Purchaser all of Seller’s right, title and interest in and to each Account; (d) all terms governing each Account are accurately reflected in the Supporting Documentation and to Sellers’ Knowledge each Account is undisputed and represents a sum certain owed by an Account Debtor, without offset or counterclaim, which sum is due and payable not more than the Maximum Sale Terms and no Account offered for sale has any express or implied condition giving use to a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or any right to return basis; (e) each invoice clearly sets forth the Payment Notation; (f) each Account represents Seller’s bona fide sale, delivery and acceptance of merchandise or full and complete performance of service to an Account Debtor; (g) Seller shall not change the payment terms to any Account Debtor without the prior written consent of Purchaser, including but not limited to the Maximum Sale Terms, provided, however, that Seller may (i) reduce the Maximum Sale Terms; and (ii) provide a credit as set forth in Section 9.6 without such Purchaser consent; (h) to Sellers’ Knowledge, no Account or any payment made with regard thereto will at any time during or after termination of this Purchase Agreement be avoidable by any bankruptcy trustee under Title 11 of the United States Bankruptcy Code or by any creditor, whether under state or federal law, as a preference, fraudulent conveyance or otherwise; (i) each Account shall be absolutely enforceable against Seller’s Account Debtor in accordance with the express terms of the invoice, whether as to price, terms delivery, guaranty or quality; (j) Seller will immediately and in any event not more than twenty-four (24) hours upon receipt of such information by Seller, notify Purchaser of any Dispute, return, rejection, loss of or damage to merchandise, any request made by an Account Debtor for an extension of time to pay or any fact or circumstance with respect to any Account which is likely to effect the sum owing thereon or any other fact or circumstance that is likely to give rise to any Event of Default; (k) no Account or product or services billed pursuant to an Account shall be subject to a warranty or any future performance conditions; and (l) no Account is for work in progress or represents progress billing.
5.3          Financial Records.  In connection with the financial records of Seller:  (a) each fact in any financial record, statement, books and records or other documents Seller has shown to Purchaser, either before or after the execution of this Purchase Agreement, is true and accurate in all material respects and no information has since come to Seller’s attention to materially affect same; (b) Seller has contemporaneously as to each Account, made the proper entry on its books and records recording the absolute sale of such Accounts to Purchaser; and (c) Seller shall provide such financial information as Purchaser may reasonably request, including but not limited to tax returns and financial statements.

RBC2010v1	Page 2 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

5.4          Financing Statements.  Seller disclosed in writing all existing UCC financing statements as of the Effective Date.  Unless authorized by Purchaser in writing, no financing statement identifying Seller as Debtor, except as to Purchaser, may or has at any time during the term of this Purchase Agreement been authorized or has been filed in any public office with the consent of Seller.
5.5          Taxes.  Seller has disclosed in writing to Purchaser any and all delinquent federal, state and/or local taxes; and in the event Seller subsequently permits or suffers any delinquent tax at any time during the Term, Seller will satisfy all such delinquent taxes within ten (10) days after Seller receives notice or such additional time period as is acceptable to Purchaser.
5.6          Seller Operations.  In connection with operations of Seller: (a) it is fully responsible for the acts, omissions and/or defalcations of its employees, including but not limited to the failure of any employee, agent, representative or assign to deliver any check or other payment belonging to Purchaser; (b) no inventory, equipment or other asset has been sold outside the ordinary course of Seller’s business without first giving Purchaser written notice and obtaining Purchaser’s written consent, which consent shall not unreasonably be withheld or delayed; (c) it has not entered and will not enter into any agreement with any party other than Purchaser which authorizes such party to initiate ACH transfers or other withdrawals from any Seller deposit account in connection with a merchant cash advance or other financing facility, except with Purchaser’s prior written consent; (d) each individual that executes and delivers the Assignment Schedule has the power and authority to do so on behalf of Seller; (e) it shall at all times execute and deliver to Purchaser any and all documents that Purchaser reasonably deems desirable or necessary to effectuate the provisions of this Purchase Agreement; (f) it has no delinquent obligations under any organized labor contracts, and in the event Seller permits or suffers any such delinquent obligations at any time during the Term, Seller shall satisfy all such delinquent obligations within ten (10) days after Seller receives notice or is otherwise advised of same; (g) it has no delinquent obligations under any pension obligations, and in the event Seller permits or suffers any such delinquent obligations at any time during the Term, Seller will satisfy all such delinquent obligations within ten (10) days after Seller receives notice or is otherwise advised of same; and (h) the proceeds of the Advances shall be used solely by Seller for working capital and needed capital expenditure purposes in the ordinary course of business.
The foregoing representations and warranties shall (i) run to the benefit of Purchaser’s successor and assigns and will be continuing in nature and will remain in full force and effect until all Obligations and sums owing to Purchaser by Seller have been fully and indefeasibly paid; and (ii) survive termination of this Purchase Agreement.  Seller on behalf of itself and its successors and assigns hereby indemnifies and holds Purchaser harmless from any and all costs incurred by Purchaser or its successors or assigns, including attorney’s fees and costs, for breach of any representation or warranty of Seller set forth in this Purchase Agreement.
6.          Grant of Security Interest. (a)          Seller hereby grants to Purchaser, as security for all present and future Obligations owing to Purchaser, a continuing first priority and exclusive security interest in all of Seller’s existing and later acquired assets, including but not limited to Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Inventory, Investment Property, Instruments, Letter of Credit Rights and all Supporting Obligations including all of Seller’s books and records evidencing and/or related to all Accounts, any Commercial Tort Claim that Seller may come to have and that is subsequently specifically referenced by written amendment, as well as all of Seller’s software programs, stored data, aging schedules, customer lists, books, records, returned merchandise and all property of Seller at any time coming into Purchaser’s possession; and all lien rights associated with the Accounts, whether arising by operation of law or pursuant to contract or agreement, including but not limited to mechanic’s lien rights; and all Proceeds thereof of each of the foregoing (the “Collateral”).  Seller authorizes Purchaser to file any UCC financing statements or other instrument that Purchaser deems appropriate to perfect Purchaser’s ownership rights and security interests granted hereunder without further authorization from Seller.  In no event shall Purchaser have less than a first priority security interest in Seller’s existing and later acquired Accounts and the proceeds thereof.  Purchaser agrees that it will subordinate its security interest in Seller’s Equipment as reasonably requested by Seller provided that no Event of Default exists hereunder.
(b)          For the purpose of this section, all rights granted to Purchaser shall also include each of Purchaser’s Parent, Affiliates and Subsidiaries (“Related Entities”) to the extent Seller becomes indebted to any one or more Related Entities, in which event, Purchaser shall be entitled to assert on any such Related Entity’s behalf any right Purchaser receives under such agreement.  Moreover, to the extent any one of the Related Entities holds funds for or is otherwise obligated to Seller, any Related Entity may setoff or otherwise withhold such funds in favor of and disburse same to Purchaser or any other Related Entity to whom Seller is obligated.
(c)          In the event Seller during the Term or while Seller remains liable to Purchaser for any Obligations: (i) forms a new entity; or (ii) has failed to disclose to Purchaser as of the Effective Date of an existing entity that does business similar to that of Seller, whether in the form of a corporation, partnership, limited liability company or otherwise, then such entity shall be deemed to have expressly assumed the obligations due Purchaser by Seller under this Purchase Agreement.  Upon the formation of any such entity or discovery by Purchaser of an existing entity, Purchaser shall be deemed to have been granted an irrevocable power of attorney with authority to file a new financing statement with the appropriate secretary of state or UCC filing office naming the newly formed successor business or undisclosed existing business, as Debtor.  Seller shall indemnify and hold Purchaser harmless and Purchaser shall be relieved of any liability as a result of Purchaser’s filing of any such financing statement or the resulting perfection of a security interest in any of the successor entity’s assets and Purchaser shall have the right to notify the successor entity’s or undisclosed existing entity’s Account Debtors of Purchaser’s security interest, its right to collect all Accounts, and to notify any new lender or financing source who has sought to obtain a security interest in such entity’s assets.
(d)          Seller covenants and agrees that until all Obligations due and owing to Purchaser under this Purchase Agreement are paid in full and Purchaser terminates its financing statement, Seller will not without the prior written consent of Purchaser (i) grant a security interest in any Collateral to any party other than Purchaser; (ii) enter into any agreement with any party which authorizes such party to initiate ACH transfers or other withdrawals from any Seller deposit account; or (iii) enter into a merchant cash advance agreement or any agreement for an unsecured loan.  Seller acknowledges this agreement will be part of the Purchaser’s UCC financing statement.
RBC2010v1	Page 3 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

7.          Events of Default and Purchaser Rights and Remedies
7.1          An Event of Default shall be deemed to have occurred hereunder upon the happening of any one or more of the following:
(a)	Seller shall fail to pay within five (5) days of when due any Obligation owed to Purchaser;
(b)	an Insolvency Event;
(c)
Seller grants a security interest in any Collateral other than to Purchaser (except as otherwise permitted by this Agreement) or any lien, garnishment, attachment or the like shall be filed, occur, arise or attach to any portion of the Seller’s Assets and the same is not released within ten (10) days;

(d)
a judgment is entered against Seller in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), unless the same is satisfied within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such periods and a stay of execution pending such appeal is obtained;

(e)
Seller shall fail to perform any duty under this Purchase Agreement, provided, however, that Seller shall have five (5) days to cure any such failure upon written notice thereof from Purchaser identifying such failure provided further, that such cure period shall not be applicable to other Events of Default hereunder unless specifically provided for;

(f)	Seller breaches any warranty, representation or collateral performance covenant set forth herein, or any warranty, representation or collateral performance covenant is not true, accurate or correct;
(g)
any Assignment Schedule, report, certificate, financial statement, or other document furnished by Seller to Purchaser, or by any other person on behalf of Seller, is materially untrue, incorrect or becomes materially untrue or incorrect in any respect;

(h)	Seller shall fail to pay any federal or state tax or fail to timely file any tax form as and when due (including any available extensions);
(i)	Ricebran is no longer a publicly traded entity;
(j)	an Insolvency Event or the death or disability of any principal or Guarantor;
(k)	there shall be a change in the structure of Seller;
(l)	a failure of Seller to be in compliance with any and all Securities Exchange Commission (“SEC”) and NASDAQ regulations and reporting requirements; or
(m)
a failure to submit on an Assignment Schedule any of Seller’s Accounts, except as otherwise agreed herein or as provided in writing by Purchaser, unless the same is satisfied within three (3) days after Purchaser’s notice to Seller of such failure.

7.2          Upon the occurrence of an Event of Default:  (a) all Obligations owed to Purchaser shall be immediately due and payable upon demand by Purchaser; (b) Purchaser shall have the right to charge a fee of Three Percent (3%) for the first thirty (30) days or increment thereof that an Account remains unpaid and, after such 30 day period, an additional Three Percent (3%) for each 15 day period or increment thereof that an Account remains unpaid (the “Default Rate”), which Default Rate shall be assessed on the face value of the Account and which Default Rate shall be in addition to any other fees due to Purchaser hereunder; (c) Purchaser shall have the right, at its discretion, to cease further Advances and/or to terminate this Purchase Agreement, and Purchaser may immediately exercise all rights and remedies under this  Purchase Agreement, the Uniform Commercial Code and applicable law; (d) Purchaser shall have the right to enforce all lien rights of Seller and to take any and all actions necessary or desirable to enforce such lien rights, including but not limited to mechanics lien rights, in the name of Purchaser; and/or (e) Purchaser is authorized to notify each bank or other financial institution in which Seller maintains an account; and Seller hereby irrevocably authorizes such financial institution that so much of the funds necessary to cure Seller’s breach as set forth in writing by Purchaser to such financial institution shall be set aside to and for the exclusive benefit of Purchaser.
7.3          If an Event of Default occurs due to the (i) filing of a tax lien or levy, until such lien or levy is satisfied and discharged, Purchaser shall be entitled to withhold any sum(s) that may otherwise be due Seller and may remit same to the taxing authority.  Moreover, Seller agrees that until the tax lien or levy is satisfied or discharged, Purchaser shall be entitled to collect all proceeds of Accounts and apply such proceeds to any Obligations; or (ii) Seller entering into a merchant cash agreement or an unsecured loan facility, Purchaser shall be entitled to charge the Default Rate commencing on the date Seller entered such agreement.
7.4          An Event of Default shall not suspend, abate or terminate any performance or Obligation due to Purchaser by Seller.  Notwithstanding a termination of this Purchase Agreement, Seller’s Obligations shall remain unconditionally due and owing and any amounts due shall accrue interest at the maximum rate allowable by law until all Accounts and Obligations due Purchaser have been fully satisfied. Seller shall pay to Purchaser a Liquidation Administration Fee for each Account outstanding at any time during a Liquidation Period.  In order to satisfy any of the Obligations due Purchaser, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any Deposit Account maintained by Seller, and Seller shall indemnify and hold Purchaser harmless of any claims or damages that might arise therefrom unless Purchaser is found to have acted in bad faith and without just cause.
7.5          Purchaser shall be entitled to equitable relief without having to establish an inadequate remedy at law or other grounds except that the Collateral securing Seller’s obligations to Purchaser is subject to being dissipated; and such equitable relief may include injunctive or receivership remedies.  Seller waives any requirement that Purchaser post or otherwise obtain or procure any bond.  Alternatively, in the event Purchaser, in its sole and exclusive discretion, desires to procure and post a bond, Purchaser may procure and file with the court a bond in an amount up to and not greater than Ten Thousand Dollars ($10,000.00) notwithstanding any common or statutory law requirement to the contrary.  Upon Purchaser’s posting of such bond it shall be entitled to all benefits allowed by law as if such bond was posted in compliance with state law.  Seller waives any right it may be entitled to, including an award of attorney’s fees or costs, in the event any equitable relief sought by and awarded to Purchaser is thereafter, for whatever reasons, vacated, dissolved or reversed, provided, however, that such waiver shall not waive Seller’s other rights to recovery of attorney’s fees under Section 10.4 herein. All post-judgment interest shall bear interest at the Post-Judgment Rate.

RBC2010v1	Page 4 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

7.6          Upon an Event of Default, all of Seller’s rights of access to Purchaser’s online internet available services shall be provisional pending Seller’s cure of all such Events of Default and Purchaser may limit or terminate Seller’s access to Purchaser’s online services.  Seller acknowledges that the information Purchaser makes available to Seller online constitutes and satisfies any duty to respond to a Request for an Accounting or Request regarding a Statement of Account pursuant to §9-210 of the UCC.
7.7          Seller agrees to indemnify and hold Purchaser harmless from any loss or liability arising out of the assertion of any Avoidance Claim and shall pay to Purchaser on demand the amount thereof.  Seller shall notify Purchaser as soon as possible after Seller becomes aware of the assertion of an Avoidance Claim.   For a period of two (2) years following the termination of this Purchase Agreement and payment in full of all Obligations hereunder, Purchaser shall be entitled to retain its security interest in the Collateral as security for the Avoidance Claim indemnity.  This Section 7.7 shall survive termination of this Purchase Agreement.
7.8          Upon an Event of Default, the Parties acknowledge that it shall be presumed commercially reasonable and Purchaser, in its sole discretion, shall have no duty to undertake to collect any Account if (i) Purchaser receives information from an Account Debtor that a Dispute exists; (ii) Purchaser determines in good faith the Account Debtor owing such Account does not have the financial ability to pay the amount due and owing; or (iii) the amount of recovery is outweighed by the likely costs and expenses to pursue any such Account.  This provision is not intended to impose any duties on Purchaser in circumstances other than those specifically addressed herein.  Furthermore, in the event Purchaser undertakes to collect from or enforce an obligation of an Account Debtor or other person obligated on the Collateral securing the Obligations of Purchaser and determines that that possibility of collection is outweighed by the likely costs and expenses that will be incurred, Purchaser may at any such time cease any further collection efforts and such action shall be considered commercially reasonable.  Before Seller may, under any circumstances, seek to hold Purchaser responsible for taking any action not deemed commercially reasonable, Seller shall be required to first notify Purchaser, in writing, of all reasons why Seller believes Purchaser has acted in a manner not deemed commercially reasonable and advise Purchaser of the action that Seller believes Purchaser should take.
8.          Term and Termination.
8.1          Term.  This Purchase Agreement shall remain in effect for the entire Term, which Term shall be automatically extended for successive periods of one (1) year unless Seller provides written notice of cancellation delivered to an officer of Purchaser at least thirty (30) but no more than ninety (90) days prior to the expiration of the initial or any renewal Term.  Any notice of termination by Seller, however, and notwithstanding payment in full of all Obligations by Seller, is conditioned on Seller’s execution and delivery, to Purchaser, of a general release in a form satisfactory to Purchaser (the “Seller Release”).  Seller understands and agrees that this provision constitutes a waiver of its rights under § 9-513 of the UCC.  Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser’s security interests unless and until Seller has executed and delivered to Purchaser said Seller Release and Seller shall have no authority to do so without Purchaser’s express written consent.  Upon satisfaction of all Obligations by Seller hereunder, including but not limited to payment in full of all monetary Obligations and receipt by Purchaser of the Seller Release, Purchase shall deliver written confirmation to Seller of a release of the Obligations.
8.2          The failure of Seller to submit Accounts within any sixty (60) day period during the Term of this Purchase Agreement shall be considered a notice of early termination of this Purchase Agreement by Seller.
8.3          Any request by Seller to give notice of early termination of the Purchase Agreement at any time prior to the end of the Term of the Purchase Agreement must be in writing.  In the event that Purchaser agrees to grant such a request for early termination or there is an Event of Default under the Purchase Agreement that results in an early termination of this Agreement by either Seller or Purchaser, Seller shall pay Purchaser the Termination Fee, which Termination Fee shall be in addition to any other fees due to Purchaser hereunder.  Any and all fees and Obligations due to Purchaser hereunder shall survive termination of this Purchase Agreement.
8.4          Any termination of the Purchase Agreement shall not affect Purchaser’s ownership of the Accounts or Purchaser’s security interest in the Collateral, and the Purchase Agreement shall continue to be effective, until all transactions entered into and Obligations incurred hereunder have been completed and satisfied in full.  Notwithstanding anything to the contrary, and assuming no Event of Default has occurred pursuant to which Purchaser may terminate without notice, Purchaser may terminate the Purchase Agreement at any time by giving not less than thirty (30) days’ notice.
8.5          All representations, warranties, covenants and duties of Seller shall survive the termination of this Purchase Agreement until the indefeasible payment in full of all Obligations.
9.          Operations and Procedures
9.1          Seller irrevocably appoints Purchaser as its attorney and agent in fact with power to: (a) file any financing statements, amendments or other filings;  (b) strike Seller’s address from any correspondence to any Account Debtor and insert Purchaser’s address; (c) receive, open and discard all mail addressed to Seller via Purchaser’s address; (d) endorse the name of Seller or Seller’s trade name on any check or other evidence of payment payable to Seller that may come into the possession of Purchaser regarding any Account, or upon an Event of Default (subject to any cure periods set forth herein), any Collateral; (e) demand, sue for, compromise and/or collect any and all moneys due to Seller; (f) compromise, prosecute or defend any action, claim or proceeding as to the Accounts; (g) send notices, demand or requests to the Account Debtor in the name of Seller for any purpose whatsoever reasonably deemed necessary or desirable by Purchaser including, without limitation, notices regarding payment instructions or seeking estoppel information on the Accounts and such other matters integral to the relationship; and (h) upon an Event of Default, be irrevocably authorized to redirect all of Seller’s mail to Purchaser and after reviewing all mail in order to ascertain which portion is applicable to the Accounts or Collateral, make all other mail available for pick-up by Seller.  The Power of Attorney granted to Purchaser herein shall be deemed to be coupled with an interest and, therefore, irrevocable until all Accounts are paid in full and all Obligations to Purchaser are satisfied.  Seller shall execute and supply to Purchaser any and all forms that Purchaser may require in order to enable Purchaser to obtain and receive tax information issued by the Department of the Treasury, Internal Revenue Service, or receive refund checks, including but not limited to IRS Form 8821 and IRS Form 2848.
RBC2010v1	Page 5 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

9.2          Should Seller receive payment of all or any portion of any Account, Seller shall immediately notify Purchaser of the receipt of such payment, hold said payment in trust for Purchaser separate and apart from Seller’s own property and funds, and shall deliver said payment to Purchaser within three (3) business days in the identical form in which received.  Seller’s strict adherence to the provisions of this 9.2 are essential in order for Purchaser to purchase Seller’s Accounts on the terms set forth in this Purchase Agreement and Seller agrees to implement policies and procedures to ensure strict compliance and prompt performance of its obligations hereunder.  In the event Seller fails to adhere to its obligations under this 9.2 and should Seller receive any check or other payment instrument with respect to an Account and fail to surrender and deliver to Purchaser said check or payment instrument within three (3) business days, Purchaser shall be entitled to charge Seller a Misdirected Payment Fee in addition to any other remedies and fees provided for in this Purchase Agreement.  In the event any Goods, the sale of which gave rise to an Account, are returned to or repossessed by Seller, such Goods shall be held by Seller in trust for Purchaser, separate and apart from Seller’s own property and subject to Purchaser’s sole direction and control.
9.3          All of Purchaser’s electronically maintained data, all hard-copy print-outs of such data, including all of Purchaser’s books and records and all other data in relation thereto between Purchaser and Seller shall be admissible in evidence without objection by Seller as prima facie evidence of the status of the Accounts and Obligations due Purchaser.  Each statement, report, or accounting rendered or issued by Purchaser to Seller shall be deemed conclusively accurate and binding on Seller unless within fifteen (15) days after the date of issuance or the date such information is posted or otherwise made available on Purchaser’s internet website unless Seller notifies Purchaser to the contrary in writing with confirmation of receipt of such writing, setting forth with specificity the reasons why Seller believes such statement, report, accounting or the date such information is posted or otherwise made available on Purchaser’s internet website is inaccurate, as well as what Seller believes to be correct amounts.  Seller’s failure to receive any monthly statement shall not relieve it of the responsibility to request such statement or otherwise excuse Seller from accessing the Purchaser’s internet website to obtain such information; and Seller’s failure to do so shall nonetheless bind Seller to whatever Purchaser’s records or website reports.
9.4          Purchaser shall have the right to conduct an examination and verification of Seller’s financial, accounting, accounts receivable and invoicing records and supporting documents by an employee of Purchaser or a professional selected by Purchaser to verify the accuracy of such records (an “Audit”) upon i) an Event of Default; ii) an uncured breach of the Purchase Agreement by Seller; iii) in order to protect Purchaser security interest hereunder; or iv) a request of Seller to modify any terms or conditions of the Purchase Agreement.   Purchaser shall be permitted to conduct an Audit upon at least 24 hours advance notice to Seller.   Seller shall be responsible for all Field Review or Audit Expenses.
9.5          All Accounts sold to and purchased by Purchaser are with recourse to Seller and at Seller’s sole credit risk.  Purchaser shall have the right to require any Advances on any Accounts be Chargedback at any time, either before or after maturity, for any reason, including but not limited to recourse for an Account or in connection with the termination of the Purchase Agreement.  In the event of a Chargedback Account: (i) Seller agrees to pay Purchaser the full amount thereof, and failing to do so, Seller shall be responsible for all damages, including all expenses incurred by Purchaser in attempting to collect or enforce payment of such Accounts; and (ii) in addition to Purchaser’s right to receive its other fees set forth in the Purchase Agreement, Purchaser shall be entitled to assess a Chargeback Fee.   Any Account over ninety (90) days old on which Account Seller has received an Advance may be charged an Over 90 Day Fee at the sole discretion of Purchaser, in addition to any other fees charged to such Account.
9.6          Seller agrees that it shall not grant any allowance, credit or adjustment to an Account Debtor exceeding five percent (5%) of an invoice Amount, or accept any return of merchandise, without express prior written consent of Purchaser.  Purchaser may, at its option, settle and/or compromise any Dispute without any liability to Seller so long as the compromise is done in good faith.  Purchaser, as the sole and absolute owner of the Accounts, shall have the sole and exclusive power and authority to collect each such Account, through legal action or otherwise, and exercise, to the maximum extent permitted by applicable law, any other right now existing or hereafter arising with respect to any of such Accounts, including but not limited to the right to notify Account Debtors under the UCC.  Any settlement made by Purchaser shall not relieve Seller of any of its obligations under the Purchase Agreement and no Chargeback shall be deemed a reassignment of Purchaser’s interest in the Accounts.
9.7          Purchaser shall have the right to set a funding limit for each Account Debtor (the “Funding Limit”), which Advances for Accounts billed to each respective Account Debtor shall not exceed the Funding Limit for such Account Debtor.  Seller acknowledges that Purchaser is not a credit agency and that its credit decisions are based on information received from third-party sources.  Accordingly, Purchaser reserves in its reasonable discretion the right to set and modify the Account Debtor Funding Limits at any time and from time to time.
9.8          Seller acknowledges and agrees that Purchaser may sell participation interests in or assign all or any portion of its rights, obligations and interest under this Purchase Agreement and in the Collateral to any Person.
9.9          Seller gives its irrevocable consent and authorization to Purchaser and each of its respective shareholders, directors, officers, employees, agents, representatives, attorneys and affiliates (the “Authorized Parties”), to disclose, release and exchange all information, including but not limited to any confidential information, regarding Seller and to communicate without limitation as to any matters related to Seller as Purchaser deems necessary or advisable from time to time and at its option with any third parties or any other persons claiming an interest or right in or to the Collateral.
9.10.          Seller acknowledges and agrees that Purchaser shall have the right at any time to (i) assign the performance of the services hereunder to any entity or outsource the services and the performance of such services to be provided hereunder to a third party; and (ii) utilize accounting, legal and other professionals in the ordinary course of its business, which third parties and professionals may have access to certain information regarding Seller.
9.11          Upon request of the Purchaser, Seller shall provide documentary and other evidence of Seller’s identity as may be requested by Purchaser at any time to enable Purchaser to verify Seller’s identity or to comply with any applicable Federal or state law or regulation, including but not limited to the USA Patriot Act of 2001.

RBC2010v1	Page 6 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

10.          Governing Law, Jurisdiction, Waiver of Jury Trial and Attorney’s Fees
10.1          Governing Law.  The Purchase Agreement shall be deemed negotiated, executed and delivered at and shall be deemed to have been made in the Chosen Forum.  The Purchase Agreement in all respects shall be governed by and construed in accordance with the domestic laws of the Chosen Forum, without regard to any choice of law or conflict of law provisions or rules (whether of the Chosen Forum or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Chosen Forum.
10.2          Jurisdiction.  As part of the consideration for this Purchase Agreement and regardless of any present or future domicile or principal place of business of Seller or Purchaser, each of the Seller and Purchaser hereby consents to the exclusive jurisdiction of any state or federal court sitting in the Chosen Forum in any action or proceeding the subject matter of which arises out of or relates, directly or indirectly, to the Purchase Agreement and each of Seller and Purchaser agree that all claims in respect to any action or proceeding shall be heard and determined exclusively in the Chosen Forum.  Each of Seller and Purchaser further waives any objection or right it may have to seek a change of venue based on lack of personal jurisdiction, improper venue, forum non conveniens or otherwise and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court any right it may have to seek a change of venue based on inconvenience of the Chosen Forum or otherwise.  Each of Seller and Purchaser hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to such party at the address of such party set forth in this Purchase Agreement and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or 3 days after deposit in the United States mail, proper postage prepaid.  Nothing in this Purchase Agreement shall be deemed or operate to affect the right of Seller or Purchaser to serve legal process in any other manner permitted by law, or to preclude the enforcement of any judgment or order obtained in such forum or the taking of any action under this Purchase Agreement to enforce same in any other appropriate forum or jurisdiction.
10.3          Waiver of Jury Trial.  (a) Each of Purchaser, Seller and any obligor hereunder acknowledges and agrees that any controversy which may arise under this Purchase Agreement or any document arising hereunder or with respect to the transaction contemplated herein would be based upon difficult and complex issues.  Accordingly, each of Purchaser, Seller and any obligor hereunder knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in respect to any litigation based hereon, including but not limited to any claim, counterclaim, cross-claim, third party claim, dispute, demand, suit or proceeding arising out of or related hereto whether, under or in connection with the Purchase Agreement or any agreement contemplated to be executed in conjunction herewith, including any course of dealing, statements (whether verbal or written) or actions of either party and agrees that all such proceedings shall be tried before a Judge and not a Jury.
10.4          Attorney’s Fees.  Seller agrees to reimburse Purchaser for all reasonable attorney’s fees, court costs and other expenses incurred by Purchaser arising under or related to this Purchase Agreement including, but not limited to, protecting or enforcing its interest in the Accounts, the Collateral securing Seller’s obligations to Purchaser or in connection with any Insolvency Event.  In the event of litigation, the prevailing party as to either Seller or Purchaser shall recover such parties attorney’s fees and costs from the other party.   As used in this Purchase Agreement, attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.
11.          Indemnification
11.1          At no time shall Purchaser owe any duty or obligation to any Account Debtor in connection with the Goods or services sold or any Accounts.  Seller agrees to indemnify and hold Purchaser harmless against any liability, loss or expense caused by, or arising out of, any costs or expenses and any liability that may arise due to an action or other proceeding brought by an Account Debtor or third party against Purchaser in connection with the collection of any Account, the rejection or revocation of merchandise or disputes with respect to any services of every kind and nature by an Account Debtor, except to the extent caused by the gross negligence or willful misconduct of Purchaser.  This Paragraph 11.1 shall survive termination of this Purchase Agreement.
11.2          Seller will indemnify and hold harmless Purchaser and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an “Indemnified Party”) from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, made by any third party or otherwise, relating to or in connection with the Purchase Agreement and the performance by such Indemnified Party under the Purchase Agreement, except to the extent caused by the gross negligence or willful misconduct of Purchaser and Seller will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.  In the event, after termination, Seller breaches its duty to indemnify Purchaser under this section, all of Purchaser’s rights hereunder shall be deemed reinstated, including but not limited to Purchaser’s rights to act as Seller’s attorney in fact in order to file any previously terminated UCC financing statements to perfect Purchaser’s rights as a secured party, which rights shall not be terminated until such breach is remedied.   This Section 11.2 shall survive termination of this Purchase Agreement.
12.          General Provisions
12.1.          Assignment.          This Purchase Agreement shall inure to the benefit of and is binding upon the Parties, together with their executors, administrators, successors, and assigns. Seller hereby gives Purchaser the right at any time to assign and delegate all of its rights and duties under the Purchase Agreement to any entity affiliated with Purchaser or any entity which has a common owner with Purchaser.  Seller may neither assign any of its rights nor delegate any of its duties under the Purchase Agreement to any party without the express prior written consent of Purchaser, which consent shall be in Purchaser’s sole and exclusive discretion.
RBC2010v1	Page 7 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

12.2          Entire Agreement. The Purchase Agreement contains the entire understanding of the Parties hereto and relating to the subject matter hereof and is the final and complete expression of their intent.  No prior or contemporaneous negotiations, promises, agreements, covenants, or representations of any kind or nature, whether made orally or in writing, have been made by the Parties, or any of them, in negotiations leading to this Assignment or relating to the subject matter hereof, which are not expressly contained herein, or which have not become merged and finally integrated into this Purchase Agreement; it being the intention of the Parties hereto that in the event of any subsequent litigation, controversy, or dispute concerning the terms and provisions of this Purchase Agreement, no Party shall be permitted to offer or introduce oral or extrinsic evidence concerning the terms and conditions hereof that are not included or referred to herein and not reflected in writing.  No conditions exist to the legal effectiveness of this Purchase Agreement unless expressly set forth herein.
12.3          Amendments.  No amendment, modification or waiver, oral or otherwise, with respect to any provision will in any event be effective unless the same is in writing and signed by an officer of Purchaser and Seller.   Such amendment or modification or waiver must have an original signature of an officer of Purchaser, and no email correspondence shall be considered a writing for purposes of such amendment, modification or waiver.
12.4          Waiver.  No failure or delay on Purchaser’s part in exercising any right, power or remedy granted to Purchaser hereunder will constitute or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein.
12.5          Breach of Purchaser. Seller’s sole remedy for any breach alleged to have been committed by Purchaser of any obligation or duty owed under the Purchase Agreement, any other agreement between Seller and Purchaser or any duty or obligation arising out of or related to the Purchase Agreement shall be limited to the Available Funds, which Available Funds shall be the amount five (5) days after the time notice in writing of such breach is first given to Purchaser.  Under no circumstances shall Purchaser or Seller be liable for any incidental, special or consequential damages, including, but not limited to, loss of goodwill, loss of profit, or any other losses associated therewith, whether such party did or did not have any reason to know of a loss that may result from any general or particular requirement of the other party.
12.6.          Relationship of Parties. Seller acknowledges that the relationship under the Purchase Agreement is principally that of seller and purchaser and that there is not now, and Seller will at no time seek or attempt to establish, any fiduciary or confidential relationship between Purchaser and Seller. Seller waives any right to assert, now or in the future, the existence or creation of any fiduciary or confidential relationship between Purchaser and Seller in any action or proceeding, whether by way of claim, counterclaim, cross claim or otherwise.
12.7          Notices.  Any notice or other communication by either Party to the other in connection with an Event of Default, breach of the Purchase Agreement, termination of the Purchase Agreement or any written notice as provided for herein shall be in writing and shall be sent to the address set forth in Paragraph A of the Purchase Agreement and shall be given and be deemed to have been duly given, (i) three Business Days following deposit in the United States mail, with proper postage prepaid; (ii) upon delivery if delivered by hand to the Party to be notified;  or (iii) the following day if sent by a nationally recognized overnight delivery service.  The address for notices may be changed by written notice delivered as set forth herein.  No email correspondence shall be considered a written notice for purposes of this Section 12.7.
12.8          Additional Instruments.  Each of the Parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other Party any and all further instruments that may be reasonably required to give full effect and force to the provisions of the Purchase Agreement.
12.9          Originals.  The Purchase Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.  Facsimile copies with signatures shall be given the same legal effect as an original.  Delivery of a manually executed copy of a signature page of this Purchase Agreement or any document ancillary thereto or executed pursuant to the transactions contemplated by this Purchase Agreement by facsimile or by electronic transmission of a portable document format file or equivalent (also known as a “PDF file”) shall be effective as delivery of a manually executed original counterpart of this Purchase Agreement.  An electronic signature of this Purchase Agreement or any document ancillary thereto or executed pursuant to the transactions contemplated by this Purchase Agreement shall be effective as delivery of a manually executed original counterpart of this Purchase Agreement, which electronic signature shall be defined as an electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by Seller or any Person with the intent to sign the record.
12.10          Severability.  In case any one or more of the provisions contained in the Purchase Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Purchase Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
12.11          Interpretation.  In the event an ambiguity or question of intent or interpretation arises, the Purchase Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of the Purchase Agreement.
12.12          No Third Parties Benefited.  The Purchase Agreement is made and entered into for the sole benefit of the Parties hereto, their permitted successors and assigns, and no other person or persons shall have any right or action under the Purchase Agreement.
12.13          Construction. The Parties have read this Purchase Agreement, understand its contents, and represent that each has full and complete authority to sign this Purchase Agreement and that the execution, delivery and performance hereunder has been duly authorized by each Party.  Each of the Parties hereto has had an opportunity to consult with its respective legal counsel prior to executing this Purchase Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Purchase Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Purchase Agreement.
12.14          Number and Gender.  Whenever the singular number is used in this Purchase Agreement and when required by the context, the same shall include the plural.
RBC2010v1	Page 8 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

SCHEDULE 2 TO THE AGREEMENT FOR PURCHASE AND SALE – PURCHASE PROVISIONS

12.15      Merger/No Reliance.  Seller specifically acknowledges and agrees that Purchaser has not made and shall not at any time be deemed to have made and hereby disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future of by Purchaser except as specifically set forth herein.   This Agreement is executed freely and voluntarily and without reliance upon any statement or representation of Purchaser or any of Purchaser’s attorneys, agents, or other representatives in connection therewith except as set forth herein.  There are no and Seller is not relying on any written or oral representations not expressly written in this Purchase Agreement.
RBC2010v1	Page 9 of 9	Purchaser Initials ___
Schedule 2 to the Agreement for Purchase and Sale – Purchase Provisions		Seller Initials ____

ANNEX A
Purchase Agreement Definitions
A.          Table of Contents, Titles and Headings.  The table of contents, titles and headings of the articles and sections of this Purchase Agreement have been inserted for convenience and reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions.
B.          Interpretation.  Unless the context requires otherwise, words of the masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, words of the singular number shall be construed to include correlative words of the plural number and vice versa, and “including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term. This Purchase Agreement and all terms and provisions hereof shall be liberally construed to effect the purposes set forth herein and to sustain the validity.
C.          Definitions. All capitalized terms in this Purchase Agreement shall have the meanings ascribed to such term as it is defined or identified in the Purchase Agreement in either this Annex A or Paragraph 2 styled “Definitions” or, if not so defined or identified in the Purchase Agreement, as such term is defined by the Uniform Commercial Code as adopted by the Chosen Forum (the “UCC”).
“Account Eligibility Date” shall mean the Maximum Sale Terms, provided, however, that Accounts due and owing from General Mills, Inc. shall have an eligibility date of one-hundred twenty (120) days from the invoice date of each Account.
“Account Management Fee” shall mean the fee incurred by Seller in the event of a Minimum Purchase Fee Shortfall, which fee shall be calculated as the Minimum Purchase Fee minus the Purchase Fees, provided, however, that for the purposes of calculating the Account Management Fee, Purchase Fees shall not include any Funding Fees.
“Advance” shall mean the amount Purchaser may pay Seller upon delivery of Accounts offered for sale based upon the applicable Advance Rate.
“Affiliate” shall mean a Person that owns or controls, directly or indirectly, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s directors, officers, members or managers.
“Aggregate Net Face Value” shall mean the face amount of all Accounts identified on an Assignment Schedule less any allowances, discounts or deductions available to an Account Debtor or any other deduction that Seller may make available.
“Assignment Schedule” shall mean the form of cover page that shall be used by Seller to offer Purchaser Accounts for sale.
“Available Funds” shall mean the Accounts have been collected in good funds after the expiration of the Collection Float Days minus (i) the Advance; (ii) all returns, credits, allowances and discounts calculated upon shortest or longest selling terms, at Purchaser’s option, on any alternative terms of sale offered by Seller to Account Debtors; (iii) any Chargedback Account; (iv) any and all expenses arising in connection with the Purchase Agreement; (v) any and all fees; (vi) all other costs or expenses incurred by Purchaser; and (vii) Purchaser’s right to use such Available Funds to secure any Obligation.
“Avoidance Claim” shall mean any claim that any payment received by Purchaser is avoidable under the Bankruptcy Code or any other debtor relief statute.
“Chargedback” shall mean an Account that is repurchased by Seller under the terms and conditions herein, which repurchase shall be an Obligation of Seller.
“Chargeback Fee” shall mean a fee in the amount of two percent (2%) for each Account that Seller fails to repurchase as required herein.
“Chosen Forum” shall mean the United States District Court for the Northern District of Texas or any court of the State of Texas located Dallas County, Texas.
“Collection Float Days” shall mean an additional three (3) business days after Purchaser’s receipt of an Account Debtor’s payment.
“Dispute” means any alleged defense, counterclaim, offset, dispute or other claim asserted by an Account Debtor regarding any Account which relates to the sale of goods, rendition of services or any other transaction or occurrence, whether or not bona fide.
“Effective Date” shall mean the date which is the later of the date Seller (i) receives its first Advance under the Purchase Agreement; or (ii) executes this Purchase Agreement.
“Eligible Accounts” shall mean all Accounts which are eligible for Advance, which Eligible Accounts may exclude i) any invoices past the Account Eligibility Date; ii) any invoices that are in Dispute; iii) any invoices on which an Advance will exceed the assigned Account Debtor Funding Limit established by Purchaser; iv) any invoices for which incomplete back up documentation has been submitted; v) any invoice billed to an Account Debtor of which fifty percent (50%) of such Account Debtor’s overall account exceeds the Account Eligibility Date; vi) any invoices owed by an Account Debtor that is the subject of an insolvency proceeding; or vii) any invoice which does not meet the terms and conditions of the Purchase Agreement.
“Extended Term Account Debtors” shall mean the following Account Debtors (1) Bi-Coastal Pharmaceutical Corp; (2) Cura Pharmaceutical Corp; (3) Campbell Soup Supply Co; and (4) KraftHeinz.
“Event of Default” shall mean those events described in Section 7 of these Purchase Provisions.
“Field Review or Audit Expenses” shall mean the expenses associated with an Audit, including but not limited to Eight Hundred Dollars ($800.00) per day and any related travel expenses; provided, however, in no event shall the Seller be obligated to pay more than ten thousand and 00/100 Dollars ($10,000.00) for each Audit.
“Guarantor” shall mean any person or entity guarantying the Obligations of Seller under the Purchase Agreement, which Guarantors as of the Effective Date shall include those Persons identified in ¶3.2.1 of the Purchase Agreement.
“Insolvency Event” shall mean (i) Seller is not Solvent; (ii) Seller makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or receiver or takes any action to liquidate, dissolve or terminate the existence of Seller; (iii) a trustee or receiver is appointed for Seller or for all or part of Seller’s property, with or without Seller’s consent; or (iv) bankruptcy or insolvency proceedings or other proceedings for relief in equity or under any acts of Congress or any laws of any State of the United States relating to the relief of Seller is instituted against Seller or is consented to by Seller.
RBC.10.v2.1	Page 1 of 3	Purchaser Initials _____
Annex A to the Agreement for Purchase and Sale – Definitions		Seller Initials _____

ANNEX A – STANDARD DEFINITIONS

“Liquidation Administration Fee” shall mean an additional five percent (5%) of the face value of each unpaid Account during the Liquidation Period.
“Liquidation Period” shall mean a period beginning on the earliest date of (i) the commencement by or against Seller by the filing of any voluntary or involuntary petition under the United States Bankruptcy Code; (ii) the general assignment by Seller of its assets in order to commence a proceeding for the benefit of its creditors; (iii) the appointment of or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of Seller’s assets; or (iv) the cessation of business of Seller; and ending on the date on which Purchaser has actually received all fees, costs, expenses and Obligations owing.
“Lockbox Address” shall mean the following addresses as identified for remittances for each Seller: (1) Ricebran PO Box 53597  Phoenix, AR  85072-3597; (2) Golden Ridge Rice Mills PO Box 207826  Dallas, TX  75320-7826; and (3) MGI Grain, Inc.  PO Box 208035  Dallas, TX  75230-8035, which shall be for the benefit of the respective Seller, and include the remittance advice facsimile notification to 504.262.8690.
“Maximum Sale Terms” shall mean Seller’s terms of sale may not authorize a due date for payment of the goods or services sold beyond (i) ninety (90) days from the date of the invoice for all Account Debtors except the Extended Term Account Debtors; and (ii) one-hundred twenty (120) days from the date of the invoice for the Extended Term Account Debtors.
“Minimum Purchase Fee Shortfall” shall mean Seller’s failure in any given month to meet its Minimum Purchase Fees.
“Misdirected Payment Fee” shall mean the greater of (i) fifteen percent (15%) of the amount of any payment; or (ii) One Thousand Dollars ($1,000), which Misdirected Payment Fee shall be assessed in the event an Account has been received by Seller and not delivered in kind to Purchaser by the third business day following the date of receipt by Seller, or thirty percent (30%) of the amount of any such payment which has been received by Seller as a result of any action taken by Seller to cause such payment to be made to Seller in order to compensate Purchaser for the reasonably likely additional administrative expenses caused by this conduct.
“Missing Payment Notation Fee” shall mean fifteen percent (15%) of the amount due on an Account at the time of purchase.
“Net Funds Employed” shall mean all Advances plus all Purchase Fees.
“Obligation” shall mean all present and future obligations owing by Seller to Purchaser, whether or not for the payment of money and whether or not evidenced by any note or other instrument, and includes all Advances, fees, debts, liabilities and obligations due to Purchaser by Seller, including but not limited to liability for breach of any warranty, representation or covenant and duty, of every kind and description that Seller owes to Purchaser under this Purchase Agreement or otherwise, whether or not evidenced by a writing and whether or not for the payment of money, direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed  or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including but not limited to any obligations that Purchaser reasonably anticipates are likely to occur or that may adversely affect Purchaser’s ability to collect Accounts in the future.
“Operational Fees” shall mean (a) any and all search fees and filing fees that may be required by Purchaser in connection with its due diligence; (b) applications for credit insurance or due diligence that may be required to ascertain the creditworthiness of Seller or Sellers Account Debtors; (c) wire transfer fees, exchange rate conversion fees or other financial institution fees; (d) any and all expenses in connection with Field Review or Audit Expenses; (v) all other costs or expenses incurred by Purchaser, including but not limited to, all costs and expenses relating to a notice of lien, audit, lien and title examinations, or expenses incurred in protecting and preserving Accounts or the Collateral, and professional fees, including accountant and attorney’s fees, related to the foregoing.
“Over 90 Day Fee” shall mean a fee in the amount of five tenths of one percent (0.5.%) for each Account, which Account represents an any invoice over ninety (90) days old and which fee shall continue at a rate of five tenths of one percent (0.5.%) for each fifteen (15) day period or any portion thereof for as long as such Account remains over ninety (90) days old, which Over 90 Day Fee shall be an Obligation of Seller and which shall be in addition to any other fees due to Purchaser hereunder.
“Parent” shall mean a company that owns enough voting stock in another Person to control management and operations of such Person.
“Parties” shall Purchaser and Seller collectively and each individually may be referred to as a “Party.”
“Payment Notation” shall mean a written notation on each invoice that the Account has been assigned and is payable directly to Republic Business Credit, LLC at the following addresses for each Seller:  (1) Ricebran PO Box 53597  Phoenix, AR  85072-3597; (2) Golden Ridge Rice Mills PO Box 207826  Dallas, TX  75320-7826; and (3) MGI Grain, Inc.  PO Box 208035  Dallas, TX  75230-8035, which shall be for the benefit of the respective Seller, and include the remittance advice facsimile notification to 504.262.8690.
“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, estate, entity or government agency.
“Post-Judgment Rate” shall mean eighteen percent (18%) or the maximum amount allowed under the law of the Chosen Forum.
“Premises” shall mean Seller’s address set forth in this Agreement.
“Prime Rate” shall mean the prime rate of interest announced from time to time by Wells Fargo Bank, N.A. or any successor thereof, as its prime rate, base rate, or reference rate.  Any adjustment in the Prime Rate, whether downward or upward, will become effective on the first day of the month following the month in which the Prime Rate is reduced or increased.
“Purchase Agreement” shall mean this Agreement for Purchase and Sale as may be amended, restated, modified or supplemented and in effect from time to time.
“Sales Term Fee” shall mean one percent (1.00%) of the amount due on an Account at the time of purchase, which Sales Term Fee shall be an Obligation of Seller and which shall be in addition to any other fees due to Purchaser hereunder.
“Seller” shall mean the entities identified on Schedule 1 of the Purchase Agreement, both individually and collectively.
“Sellers’ Knowledge” shall mean the knowledge of either the Chief Operating Office or the Chief Financial Officer of the Seller after reasonable due diligence and inquiry by such officer.
RBC.10.v2.1	Page 2 of 3	Purchaser Initials _____
Annex A to the Agreement for Purchase and Sale – Definitions		Seller Initials _____

ANNEX A – STANDARD DEFINITIONS

“Solvent” shall mean that Seller’s (a) fair-market value of its assets exceeds its liabilities; (b) it has sufficient cash flow to enable it to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.
“Subsidiary” shall mean any Person, joint venture, or any other entity of which more than fifty percent (50%) of the voting stock or other equity interest is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.
“Termination Fee” shall mean the higher of (i) five percent (5%) of the Facility Limit; or (ii) fifty percent (50%) of the average monthly Purchase Fees for the three (3) month periods prior to the date of such termination multiplied by the remaining month periods in the Term or any portion thereof.

RBC.10.v2.1	Page 3 of 3	Purchaser Initials _____
Annex A to the Agreement for Purchase and Sale – Definitions		Seller Initials _____